                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               Adams Golf, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                         [LOGO]


                                                        B.H. (BARNEY) ADAMS
                                                        CHAIRMAN OF THE BOARD,
                                                        CHIEF EXECUTIVE OFFICER

April 4, 2001


Dear Adams Golf Stockholder:

I am pleased to invite you to Adams Golf's Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m. on Wednesday, May 2, 2001 at Adams Golf's offices, 2801 East Plano Parkway, Plano, Texas.

At the meeting, you and the other stockholders will be asked to (1) re-elect three directors to the Adams Golf Board; and (2) ratify the appointment of KPMG LLP as our independent auditors for the current fiscal year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find other detailed information about Adams Golf and its operations, including its audited financial statements, in the enclosed Annual Report.

We hope you can join us on May 2nd. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please MARK your votes on the enclosed proxy, SIGN AND DATE THE PROXY, and RETURN it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

Yours truly,

/s/ Barney Adams
B.H. (Barney) Adams

                                                                         [LOGO]

                                                               ADAMS GOLF, INC.
                                                 300 DELAWARE AVENUE, SUITE 572
                                                     WILMINGTON, DELAWARE 19801

April 4, 2001


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 2001

Adams Golf will hold its Annual Meeting of Stockholders at the Company's offices, 2801 East Plano Parkway, Plano, Texas, on Wednesday, May 2, 2001 at 10:00 a.m.

We are holding this meeting:

         - to re-elect three Class III directors to serve until the 2004 Annual Meeting of Stockholders;

         - to ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2001; and

         - to transact any other business that properly comes before the meeting.

Your Board of Directors has selected March 30, 2001 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at Adams Golf, 2801 East Plano Parkway, Plano, Texas for at least ten days before the meeting.

This Notice of Annual Meeting, Proxy Statement, proxy and Adams Golf's 2000 Annual Report to Stockholders are being distributed on or about April 4, 2001.

By Order of the Board of Directors,


/s/ Russell L. Fleischer
Russell L. Fleischer
SECRETARY

                                     [LOGO]




                                ADAMS GOLF, INC.

                                 PROXY STATEMENT
                             FOR MEETING TO BE HELD
                                   MAY 2, 2001

                                TABLE OF CONTENTS

GENERAL INFORMATION.............................................................................................1

ITEM 1.  ELECTION OF DIRECTORS..................................................................................3
      Nominees for Election to a Three-Year Term Ending with the 2004 Annual Meeting............................3
      Director Continuing in Office Until the 2003 Annual Meeting of Stockholders...............................3
      Directors Continuing in Office Until the 2002 Annual Meeting of Stockholders..............................4
      Compensation of Directors.................................................................................4
      Committees of the Board of Directors; Meetings............................................................4

STOCK OWNERSHIP
      Beneficial Ownership of Certain Stockholders, Directors and Executive Officers............................6
      Section 16(a) Beneficial Ownership Reporting Compliance...................................................7

MANAGEMENT
      Executive Officers........................................................................................8
      Compensation of Executive Officers........................................................................8
      Employment Contracts and Change in Control Arrangements..................................................10
      Compensation Committee Interlocks and Insider Participation..............................................11
      Certain Transactions.....................................................................................11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Compensation Policy......................................................................................12
      2000 Company Performance.................................................................................13
      2000 Executive Compensation..............................................................................13
      2000 Chief Executive Compensation........................................................................13
      Company Policy on Qualifying Compensation................................................................14

AUDIT COMMITTEE REPORT.........................................................................................15

PERFORMANCE GRAPH..............................................................................................16

ITEM 2.  RATIFICATION OF KPMG AS INDEPENDENT AUDITORS..........................................................17

ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS.....................................................................18

ANNEX A.  AUDIT COMMITTEE CHARTER..............................................................................19

PLEASE SEE THE BACK COVER OF THIS PROXY STATEMENT FOR DIRECTIONS TO THE ANNUAL MEETING.

                               GENERAL INFORMATION

1.       WHO IS SOLICITING MY PROXY?

         We, the Board of Directors of Adams Golf, are sending you this Proxy Statement in connection with our solicitation of proxies for use at Adams Golf's 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of Adams Golf also may solicit proxies on our behalf by mail, phone, fax or in person.

2.       WHO IS PAYING FOR THIS SOLICITATION?

         Adams Golf will pay for the solicitation of proxies. Adams Golf will also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding our proxy materials to the beneficial owners of Adams Golf common stock.

3.       WHAT AM I VOTING ON?

         Two items: (1) the re-election of B.H. (Barney) Adams, Paul F. Brown, Jr. and Mark R. Mulvoy to the Board of Directors; and (2) the ratification of KPMG LLP as our independent auditors for the current fiscal year.

4.       WHO CAN VOTE?

         Only those who owned common stock at the close of business on March 30, 2001, the record date for the Annual Meeting, can vote. If you owned common stock on the record date, you have one vote per share for each matter presented at the Annual Meeting.

5.       HOW DO I VOTE?

         You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person -- by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the secretary of Adams Golf written notice of your revocation or by submitting a later-dated proxy. If you execute, date and return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director and FOR ratification of KPMG as our independent auditors.

6.       WHAT CONSTITUTES A QUORUM?

         Voting can take place at the Annual Meeting only if stockholders owning a majority of the voting power of the common stock (that is a majority of the total number of votes entitled to be cast) are present in person or represented by effective proxies. On the record date, we had 22,480,071 voting shares of common stock outstanding. Both abstentions and broker non-votes are counted as present for purposes of establishing the quorum necessary for the meeting to proceed. A broker non-vote results from a situation in which a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that it lacks discretionary authority to vote your shares.

7.       WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE MATTER BEING PASSED?

         ELECTION OF DIRECTORS. Directors need the affirmative vote of holders of a plurality of the voting power present to be elected. At this year's meeting, the three nominees receiving the greatest number of votes will be deemed to have received a plurality of the voting power present. Neither abstentions nor broker non-votes will have any effect on the election of directors.

         RATIFICATION OF KPMG. Stockholders holding a majority of the shares represented in person, or by proxy, at the upcoming Annual Meeting must affirmatively vote to ratify KPMG as our independent auditors for the current fiscal year. Abstentions continue to have the same effect as votes "against" the proposal and broker non-votes continue to have no effect at all.

8.       HOW DOES THE BOARD RECOMMEND THAT WE VOTE ON THE MATTERS PROPOSED?

         The Board of Directors of Adams Golf unanimously recommends that stockholders vote FOR each of the proposals submitted at the upcoming Annual Meeting.

9.       WILL THERE BE OTHER MATTERS PROPOSED AT THE 2001 ANNUAL MEETING?

         Adams Golf's By-laws limit the matters presented at the upcoming Annual Meeting to those in the notice of the meeting, those otherwise properly presented by the Board of Directors and those presented by the stockholders so long as the stockholders give the secretary written notice of the matter on or before February 2, 2001. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares in their discretion.

10. WHEN ARE 2002 STOCKHOLDER PROPOSALS DUE IF THEY ARE TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS?

         To be considered for presentation at Adams Golf's 2002 Annual Meeting of Stockholders and included in the Company's proxy statement, a stockholder proposal must be received at Adams Golf's offices no later than December 4, 2001. To curtail controversy as to the date on which a proposal was received by us, we suggest that proponents submit their proposals by certified mail, return receipt requested.

                                     ITEM 1.
                              ELECTION OF DIRECTORS

     The Board of Directors of Adams Golf has currently set the number of directors constituting the whole Board at seven. One Board position is currently vacant. As established by our Amended and Restated Certificates of Incorporation, these directors are divided into three classes serving staggered three-year terms. At the upcoming Annual Meeting, you and the other stockholders will elect three individuals to serve as Class III directors whose term expires at the 2004 Annual Meeting. Mr. Adams, Mr. Brown and Mr. Mulvoy are now members of the Board of Directors.

     The individuals named as proxies will vote the enclosed proxy for the election of all three nominees unless you direct them to withhold your votes. If any of the nominees become unable to serve as a director before the meeting (or decide not to serve), the individuals named as proxies may vote for a substitute or we may reduce the number of members of the Board.

     We recommend a vote FOR each of the three nominees.

     Below are the names and ages of the nominees for Class III director, the Class II and Class I directors, the years they became directors, their principal occupations or employment for at least the past five years, and certain of their directorships, if any.

    NOMINEES FOR ELECTION TO A THREE-YEAR TERM ENDING WITH THE 2004 ANNUAL
                      MEETING CLASS III DIRECTORS

- B.H. (BARNEY) ADAMS - AGE 62, A DIRECTOR SINCE 1987. Founder of Adams Golf and our Chairman of the Board and Chief Executive Officer.

- PAUL F. BROWN, JR. - AGE 54, A DIRECTOR SINCE AUGUST 1995. Vice President, Finance and Chief Financial Officer of Royal Holding Company since 1990.

- MARK R. MULVOY - AGE 59, A DIRECTOR SINCE APRIL 1998. Retired-Managing Editor of SPORTS ILLUSTRATED magazine from 1984 through 1996; Publisher of SPORTS ILLUSTRATED magazine from 1990 to 1992.

   DIRECTOR CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                                CLASS II DIRECTOR

- OLIVER G. BREWER III - AGE 37, A DIRECTOR SINCE NOVEMBER 2000. Mr. Brewer was elected to Adams Golf's Board of Directors in November 2000 to complete the term of Richard H. Murtland who retired from the Board at that time. President and Chief Operating Officer of Adams Golf since August 2000. Senior Vice President-Sales and Marketing of Adams Golf from September 1998 to August 2000. Vice President of Sales and Marketing, Mead Containerboard, a division of Mead Corporation, from July 1997 through August 1998; Regional Vice President-Asia Pacific, Union Camp Business Development Corporation from December 1994 through July 1997.

  DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                                CLASS I DIRECTORS

-        ROBERT F. MACNALLY - AGE 68, A DIRECTOR SINCE MAY 1999.
         Retired-Chairman of the Board of Tommy Armour Golf Company from 1995 until 1997; President and CEO of Tommy Armour Golf Company from 1979 to 1995.

- STEPHEN R. PATCHIN - AGE 42, A DIRECTOR SINCE OCTOBER 1993. President and Chief Executive Officer of Royal Oil and Gas Corp. since June 1985; President and Chief Executive Officer of Royal Holding Company, Inc. since February 1990.

COMPENSATION OF DIRECTORS

     Each non-employee director who serves as a member of the Board of Directors for at least one month of each quarter receives a director fee of $5,000 plus $1,000 per meeting attended in person or by telephone (whether of the full Board or a committee thereof). In addition, each non-employee director serving as a chairperson of any committee of the Board receives an additional $1,000 per quarter provided such person serves in such capacity for at least one month during that quarter. During the year ended December 31, 2000, we paid our directors an aggregate of $126,000 in director fees. We also provided our non-employee directors with Travel/Accidental Death and Dismemberment coverage in the amount of $250,000.

     Our directors are also entitled to participate in our 1998 Stock Incentive Plan or our 1999 Non-Employee Director Plan, depending on their status. During the year ended December 31, 2000, we issued the following stock options to our directors:

                                    NUMBER OF
                                    SECURITIES            EXERCISE
                                UNDERLYING OPTIONS        PRICE PER        EXPIRATION        VALUE OF OPTIONS AT
           NAME                      GRANTED                SHARE             DATE             FISCAL YEAR END
---------------------------    ---------------------    --------------    -------------    ------------------------
Robert F. MacNally                       10,000 (1)             $1.81          3/17/05                      $0 (2)

------------

(1) Options granted 3/17/99 and vest in four equal installments beginning on the first anniversary of the grant date and continuing on successive anniversaries thereafter.

(2) The option maintained an exercise price in excess of the fair market value of the underlying common stock at 12/31/00.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     Adams Golf has two standing committees; namely the Audit Committee and the Compensation Committee.

THE AUDIT COMMITTEE

         - Meets periodically with our independent auditors to review the general scope of audit coverage, including consideration of our accounting practices and procedures, our system of internal accounting controls, and financial reporting.

         - Makes recommendations to the Board of Directors with respect to the appointment of our independent auditors.

         During the fiscal year ended December 31, 2000, the members of the Audit Committee were Paul F. Brown, Jr. and Robert F. MacNally. The Audit Committee met three times in 2000.

Audit Fees

For the year ended December 31, 2000, KPMG, the Company's independent public accountants, billed the Company an aggregate of $112,000 for professional services rendered for the audit of the Company's consolidated financial statements for such period and the reviews of the consolidated quarterly financial statements included in the Company's 10-K and 10-Qs filed with the Securities and Exchange Commission.

There were no other services rendered for the Company by KPMG for the year ended December 31, 2000.

The Audit Committee has determined that the provision of the services covered in the preceding paragraphs of this section is compatible with maintaining the independence of KPMG.

THE COMPENSATION COMMITTEE

         - Recommends to the Board of Directors annual salaries for senior management.

         - Recommends to the Board of Directors the administration and grant of awards under Adams Golf's 1998 Stock Incentive Plan, 1999 Stock Option Plan for Outside Consultants, and Management Incentive Plan.

         During the fiscal year ended December 31, 2000, the members of Compensation Committee were Mark R. Mulvoy and Stephen R. Patchin. The Compensation Committee met twice in 2000.

ENTIRE BOARD

During the year ended December 31, 2000, the entire Board of Directors of Adams Golf met five times. During fiscal 2000, each director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

                                 STOCK OWNERSHIP

 BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     This table shows, as of March 30, 2001, the beneficial ownership of Adams Golf common stock by (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each director; (3) each executive officer named in the Summary Compensation Table on page 8; and (4) all directors and executive officers as a group.

Except as noted, each person has sole voting and investment power over the shares shown in this table.


                                                                         AMOUNT AND NATURE OF
                                                                 COMMON STOCK BENEFICIALLY OWNED (1)
                                                    ---------------------------------------------------------------
                                                      NUMBER OF SHARES           RIGHT TO            PERCENT OF
NAME OF BENEFICIAL OWNERS                            BENEFICIALLY OWNED         ACQUIRE (2)          CLASS (3)
------------------------------------------------    ----------------------    ----------------    -----------------
BENEFICIAL OWNERS OF 5% OR MORE
  OF THE COMPANY'S COMMON STOCK

  Royal Holding Company, Inc (4)                                6,374,511                   0             28.4%
  Finis F. Conner (5)                                           1,554,221                   0              6.9
  Roland E. Casati (6)                                          1,838,600                   0              8.2

DIRECTORS AND NAMED EXECUTIVE OFFICERS

  B.H. Adams                                                    3,110,847                   0             13.8
  Richard H. Murtland (7)                                         250,464                   0              1.1
  Paul F. Brown, Jr. (8)                                        6,384,511                   0             28.4
  Mark R. Mulvoy                                                    1,000               5,000                *
  Stephen R. Patchin (8)                                        6,374,511                   0             28.4
  John S. Simpson (9)                                             135,000                   0                *
  Robert F. MacNally                                                  100               2,500                *
  Darl P. Hatfield (10)                                             7,000             105,000                *
  Oliver G. Brewer III                                             10,000              57,500                *
  Russell L. Fleischer                                                  0                   0                *

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A
GROUP (10 PERSONS)                                              9,898,922             170,000             44.0


------------

*        Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.
(2) Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of March 30, 2001 are deemed to be beneficially owned by the person holding such options for the purpose of computing the beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.
(3) Applicable percentage of ownership is based on 22,480,071 voting shares of common stock outstanding on March 30, 2001.
(4) The address for Royal Holding Company, Inc. is 300 Delaware Avenue, Suite 306, Wilmington, Delaware 19801.

(5) The shares of common stock beneficially owned by Mr. Conner are held directly by the Conner Family Trust DTD 2/23/91 (the "Trust") of which Mr. Conner is co-trustee and co-beneficiary. Mr. Conner's and the Trust's address is P.O. Box S-3115, Carmel, California 93921.
(6) The address for Mr. Casati is Continental Offices Ltd., 2700 River Road, Suite 211, Des Plaines, IL 60018.
(7) Mr. Murtland served as Vice President-Research and Development, Secretary and Treasurer of Adams Golf until November 30, 2000.
(8) Includes 6,374,511 shares of common stock owned directly by Royal Holding Company, Inc. Messrs. Patchin and Brown are the (1) Chief Executive Officer and President and (2) Chief Financial Officer and Vice President-Finance, respectively, of Royal Holding Company, Inc. and by virtue of these positions may be deemed to share the power to vote or direct the vote of, and to share the power to dispose or direct the disposition of, these shares of common stock. Each Messrs. Patchin and Brown disclaim beneficial ownership of the shares of common stock held by Royal.
(9) Includes 49,000 shares of common stock owned directly by trusts of which Mr. Simpson serves as a co-trustee. Mr. Simpson served as a director until October 25, 2000.
(10) Mr. Hatfield served as Senior Vice President-Finance and Administration and Chief Financial Officer of Adams Golf until December 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Adams Golf's common stock must report their initial ownership of the common stock, and any changes in that ownership, to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports. Based solely on our review of copies of the reports filed with the Securities and Exchange Commission and written representations of our directors and executive officers, we believe all persons subject to reporting filed the required reports on time in 2000 except for the following: Mr. MacNally, a director of the Company, was delinquent in filing a Form 4 to report options issued to him on 3/17/00, and Mr. Adams, the Company's Chairman and CEO, was delinquent in filing a Form 4 to report the disposition of 119,122 shares, which were given as gifts.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     Below are the names and ages of the executive officers of Adams Golf and a brief description of their prior experience and qualifications.

     -   B.H. (Barney) Adams - PLEASE SEE BIOGRAPHY OF MR. ADAMS ON PAGE 3.

     -   Oliver G. Brewer III - PLEASE SEE BIOGRAPHY OF MR. BREWER ON PAGE 3.

     - Russell L. Fleischer - Vice President and Chief Financial Officer of Adams Golf since January 2001. Corporate Officer and Senior Vice President of Finance and Administration at InterWorld Corporation from February to May 2000. Vice President and CFO of InConcert, Inc. from March 1997 to December 1999. Director of Finance and Investor Relations at CheckFree Corporation from October 1996 to March 1997.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other executive officers whose salary plus bonus exceeded $100,000 for any of the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                        COMPEN-
                                                                                         SATION
                                                    ANNUAL COMPENSATION                  AWARDS
                                          ----------------------------------------    -----------
                                                                         OTHER                        ALL OTHER
                                                                         ANNUAL       SECURITIES       COMPEN-
NAME AND                                                                 COMPEN-      UNDERLYING        SATION
PRINCIPAL POSITIONS             YEAR       SALARY           BONUS        SATION       OPTIONS (#)        (1)
----------------------------    ------    ----------      -----------   ----------    -----------     ---------
B.H. ADAMS                       2000     $ 240,000          $28,349       49,530  (2)           0       $ 3,564
   Chairman of the Board and     1999       240,000                0         --                  0         4,766
   Chief Executive Officer       1998       240,000          120,000         --                  0         1,313

OLIVER G. BREWER III             2000       172,917           17,719         --            240,000           459
   President and                 1999       150,000           11,250         --             30,000           455
   Chief Operating Officer       1998        39,343  (3)       --            --             80,000        26,898  (4)

RICHARD H. MURTLAND              2000       137,500  (5)      17,719         --                  0         3,267
   Vice President-Research       1999       150,000           11,250         --             30,000         2,979
   and Development,              1998       125,000           62,500         --                  0           795
   Secretary and Treasurer

DARL P. HATFIELD (6)             2000       180,000           21,263         --                  0         2,404  (7)
   Senior Vice President-        1999       180,000           13,500         --             30,000         3,740
   Finance and                   1998       100,000  (8)      45,000         --             90,000           636
   Administration,
   and Chief Financial
   Officer

RUSSELL L. FLEISCHER             2000        27,259  (9)           0         --            100,000            83
   Vice President,               1999        --                   --         --                 --          --
   Chief Financial               1998        --                   --         --                 --          --
   Officer, Secretary
   and Treasurer

----------------------------

(1) In each case, except as noted, represents group life insurance premiums paid on behalf of such officer.
(2) Represents compensation paid to Mr. Adams for unallocated client development activities.
(3)      Mr. Brewer became employed by Adams Golf in September 1998.
(4) Includes $26,443 in relocation reimbursement paid to Mr. Brewer and $455 in group life insurance premiums paid on Mr. Brewer's behalf.
(5)      Mr. Murtland retired from Adams Golf in November 2000.
(6)      Mr. Hatfield retired from Adams Golf in December 2000.
(7) Includes $1,162 in reimbursement paid to Mr. Hatfield for an annual physical examination and $1,242 in group life insurance premiums paid on Mr. Hatfield's behalf.
(8)      Mr. Hatfield became employed by Adams Golf in May 1998.
(9)      Mr. Fleischer became employed by Adams Golf in November 2000.
         Mr. Fleischer's annualized compensation for 2000 was $175,000.

                              OPTION GRANTS IN 2000

                                                          % OF TOTAL
                                         NUMBER OF          OPTIONS
                                        SECURITIES        GRANTED TO
                           DATE         UNDERLYING         EMPLOYEES      EXERCISE                         GRANT DATE
                            OF            OPTIONS          IN FISCAL      PRICE         EXPIRATION          PRESENT
        NAME               GRANT        GRANTED (1)          YEAR         PER SHARE        DATE            VALUE (2)
----------------------    --------     --------------     ------------    ----------    ------------     ---------------
B.H. ADAMS                   --                    0            0                 0            --                 0
OLIVER G. BREWER III      4/11/00             40,000            5.28%          1.56         4/11/05         $ 16,200(3)
                           8/2/00            200,000           26.39%          1.25          8/2/05           64,900(4)

DARL P. HATFIELD             --                    0               0              0            --                  0

RICHARD H. MURTLAND          --                    0               0              0            --                  0

RUSSELL L. FLEISCHER      11/1/00            100,000           13.19%          1.06         11/1/05           27,500(5)

--------------

(1) All options noted are non-transferable. The options vest in four equal installments beginning on the first anniversary of the grant date and continuing on successive anniversaries thereafter.
(2) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are stock price at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period.
(3) Using the Black-Scholes option pricing model as described in footnote (2), the options granted to Mr. Brewer in April 2000 have a value of $0.40 per option share. The actual value, if any Mr. Brewer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as Mr. Brewer's continued employment through the vesting period and the five-year option term. The following assumptions were used to calculate the Black-Scholes value:

      Stock price at date of grant            $1.56               Option term                         Five years
      Option exercise price                   $1.56               Risk-free rate of return                    6%
      Dividend yield                             0%               Volatility                                5.5%

(4) Using the Black-Scholes option pricing model as described in footnote (2), the options granted to Mr. Brewer in August 2000 have a value of $0.32 per option share. The actual value, if any Mr. Brewer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as Mr. Brewer's continued employment through the vesting period and the five-year option term. The following assumptions were used to calculate the Black-Scholes value:

      Stock price at date of grant            $1.25               Option term                         Five years
      Option exercise price                   $1.25               Risk-free rate of return                    6%
      Dividend yield                             0%               Volatility                                5.7%

(5) Using the Black-Scholes option pricing model as described in footnote (2), the options granted to Mr. Fleischer in November 2000 have a value of $0.28 per option share. The actual value, if any Mr. Fleischer realizes will depend on whether the stock price at exercise is greater than the grant price, as well as Mr. Fleischer's continued employment through the vesting period and the five-year option term. The following assumptions were used to calculate the Black-Scholes value:

      Stock price at date of grant            $1.06               Option term                         Five years
      Option exercise price                   $1.06               Risk-free rate of return                    6%
      Dividend yield                             0%               Volatility                                5.9%

        SECURITIES UNDERLYING UNEXERCISED OPTIONS AT FISCAL YEAR END (1)

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                            OPTIONS AT FISCAL YEAR END (#)
                                                 ------------------------------------------------------
                    NAME                              EXERCISABLE                 UNEXERCISABLE
---------------------------------------------    -----------------------   ----------------------------
B.H. ADAMS                                                            0                              0

OLIVER G. BREWER III                                             47,500                        302,500

DARL P. HATFIELD                                                 82,500                         37,500

RICHARD H. MURTLAND                                                   0                              0

RUSSELL L. FLEISCHER                                                  0                        100,000

--------------

(1) In each case, the options referenced maintained an exercise price in excess of the fair market value of the common stock underlying the options at December 31, 2000.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     We have not entered into an employment contract with any of our executive officers.

     The Company has entered into Change of Control Agreements with Messrs. Brewer and Fleischer. The Change of Control Agreements provide that such officers shall be entitled to certain compensation and benefits upon a qualifying event. Generally, qualifying events include termination of employment upon the sale of the Company, change of control (as defined), or upon certain restructuring events. The compensation and benefits include (i) payment of earned and unpaid compensation, (ii) payment of "base salary" for a period of twelve months after the qualifying event, (iii) a pro-rated performance bonus for the quarter in which the termination occurs, (iv) substantially equal medical benefits for twelve months after the qualifying event, and (v) the immediate vesting of stock options granted and 120 days thereafter to exercise those options. Termination for "cause" is not a qualifying event, and for purposes of the Change of Control Agreements, "cause" is defined to mean (i) the admission or conviction of a felony, (ii) the commission of an act of dishonesty in the course of duties, (iii) repeated disregard of policy directives, (iv) repeated failure to satisfactorily perform assigned duties, or (v) breach of fiduciary responsibilities or fiduciary duties as an employee.

     Our Board of Directors can, among other things, provide for accelerated vesting of the shares of common stock subject to outstanding options held by an executive officer or director including the persons designated as named executive officers in connection with certain changes of control of Adams Golf.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the Compensation Committee consisted of Messrs. Mulvoy and Patchin.

CERTAIN TRANSACTIONS

     We entered into an agreement with professional golfer, Nick Faldo on May 1, 1998 that provided that Mr. Faldo would exclusively endorse our golf clubs and undertake certain other promotional and research and development activities. Under the agreement, we licensed the worldwide rights to the Nick Faldo trademark for use in connection with the distribution of golf clubs, head covers, golf bags, travel covers, golf towels and umbrellas that we designed or manufactured.

     In addition to 900,000 shares of common stock granted to Mr. Faldo at the origination of the agreement, our agreement provided that we were to pay royalties to Mr. Faldo throughout the term of such agreement. For the year ended December 31, 2000, we paid Mr. Faldo $468,750.

     The agreement with Mr. Faldo also provided that, so long as royalties remain payable thereunder, we would cause a designee of Mr. Faldo to be nominated for, and elected to, the Board of Directors. Mr. Faldo designated John
S. Simpson under this arrangement. The agreement with Mr. Faldo extended through Mr. Faldo's lifetime; however, we maintained the right to terminate the agreement earlier if Mr. Faldo (a) was unable to perform the duties required for a period of twelve consecutive months, (b) retired or became officially ineligible to compete on the PGA and/or Senior PGA Tour, or (c) engaged in illegal or immoral conduct resulting in a felony conviction, or otherwise conducted himself in a manner not in keeping with the standards of professional conduct set forth in the agreement. In the event of the death of Mr. Faldo prior to May 1, 2030, we had the option to continue the terms of the agreement until May 1, 2030, in which case, Mr. Faldo's heirs or estate would be entitled to any royalties due.

     On November 6, 2000 we declared Mr. Faldo in material breach of his contract and ceased making payments under the contract. In connection therewith, Mr. Faldo's designee to the Board of Directors, John S. Simpson, resigned from his position on Adams Golf's Board.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors establishes and administers our executive compensation programs. The full Board of Directors of Adams Golf reviews the Committee's recommendations and approves the salaries of all elected officers, including the named executive officers who appear in the Summary Compensation Table on page 8. The Committee reviews salary recommendations for executive officers and is responsible for all other elements of executive compensation, including annual and long-term incentive awards.

     Our goal is to attract, retain and reward a highly competent and productive employee group. To do so, both the Compensation Committee and the Board of Directors, as a whole, have determined that it is in the best interest of the Company to provide a total compensation package that competes favorably with those offered within the sports equipment industry, general industry and geographic areas in which Adams Golf operates. In the latter half of 1998, we commissioned an independent human resources consultant to conduct a compensation analysis. Based on this analysis, we compared Adams Golf to a self-selected group of companies, which have been chosen based on similar sales volume and business characteristics. There are currently 1,400 companies in this comparison group, which is subject to occasional change. Because we believe that we compete with a much larger group of companies for qualified executives, the group of comparable companies for compensation purposes is intentionally broader than the "Peer Group" noted in our Performance Graph on page 16.

     Our current compensation package consists of three basic components: base salary, bonus awards under the Management Incentive Plan, and stock option grants under our Stock Incentive Plan. The base salaries and stock option grants for 2000 were targeted at the 50th percentile while the Management Incentive Plan was targeted at the 75th percentile of the companies surveyed. Executive officer salary adjustments are determined by a subjective evaluation of the individual's performance, our financial and operational performance, and the results of our assessment of comparable companies. Although we do not utilize any formal mathematical formulae or objective thresholds (except in the case of awards under our Management Incentive Plan) particular attention is given to the operating results of Adams Golf. We believe that specific formulae restrict flexibility and are too rigid at this stage of our development.

     BASE SALARY. The base salary policy provides for compensation at competitive levels. Increases in executive base salary are awarded for individual and overall company performance and generally reflect established merit increase guidelines applicable to all salaried employees.

     MANAGEMENT INCENTIVE PLAN. The Management Incentive Plan provides the potential for quarterly and year-end incentives. The plan was designed to create an incentive for key employees, including the Chief Executive Officer, other named officers, and management employees who are in a position to contribute to, and therefore influence, Adams Golf's annual financial performance. The plan does not permit awards unless the Company's revenue exceeds 90% of the Company's target objectives. In 2000, the Company met its target objective for the quarter ended March 31, 2000 and, accordingly, paid bonuses to plan participants. Targets for other quarters, as well as the annual goals, were not met, therefore no bonuses were paid for these periods.

     STOCK INCENTIVE PLAN. The purpose of our stock incentive plan is to further align employees' interests with our long-term performance and therefore, the long-term interests of the stockholders. Options were granted to employees who were in the position to influence business results. Because the exercise prices provided in the options represent the fair market value of the common stock when granted, the options have no value unless the common stock appreciates in the future. The options typically vest in 25% increments on the first, second, third and fourth anniversaries of the grant date.

2000 COMPANY PERFORMANCE

     In 2000 Adams Golf's diluted loss per common share was $1.66, compared to 1999 diluted loss per common share of $0.47. Net revenues decreased to $42.4 million in 2000 compared to $54.7 million in 1999. The net loss for 2000 was $37.2 million as compared to a net loss in 1999 of $10.6 million.

     During 2000, the Company established a subsidiary in Japan and introduced an innovative, patented line of irons. The Company also completed the development of three new lines of woods, as well as a Tom Watson signature line of wedges, culminating in a highly successful launch of these new products at the PGA Merchandise Show in January 2001. However, the Company's financial performance in 2000 was below expected levels in the opinion of the Committee.

2000 EXECUTIVE COMPENSATION

     Base salary adjustments and stock option grant awards were given to Oliver
G. Brewer III in connection with his promotion to President and Chief Operating Officer of the Company from Senior Vice President-Sales and Marketing in August 2000. Stock option grant awards were also given to Russell L. Fleischer, who was hired in November 2000 to assume the position of Chief Financial Officer effective January 1, 2001 upon the retirement of Darl P. Hatfield. No other executive officers received base salary adjustments or stock option grant awards in 2000. Bonus awards were issued under the Management Incentive Plan in the amounts of $17,719 to Mr. Brewer, $17,719 to Richard H. Murtland, Vice President-Research and Development, Secretary and Treasurer, and $21,263 to Darl
P. Hatfield, Senior Vice President-Finance and Administration and Chief Financial Officer and were determined by individual and company performance. Specifically, these awards were made at 63% of the first quarter target bonus based on 93% achievement of the target company financial goals for that quarter.

2000 CHIEF EXECUTIVE COMPENSATION

     The compensation of Chairman and Chief Executive Officer, B.H. Adams consists of the same basic components as for other executive officers. In determining the base salary, we considered Chief Executive Officer pay of the survey group previously described and the Company's financial and operating performance. Mr. Adams received a base salary of $240,000 in 2000, which was not increased from 1999. Furthermore, as a result of the Company's disappointing financial performance in 2000, Mr. Adams did not receive a base salary increase effective January 1, 2001. With respect to stock options, the Committee agreed with Mr. Adams' recommendation that he not be awarded any stock option grants related to the Company's 2000 performance. Mr. Adams did, however, receive a bonus award in 2000, which was issued under the Management Incentive Plan previously described, in the amount of $28,349 based on obtaining target goals for the quarter ended March 31, 2000.

COMPANY POLICY ON QUALIFYING COMPENSATION

     We have reviewed the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended, which disallows a tax deduction for compensation to an executive officer in excess of $1.0 million per year. We do not anticipate that compensation subject to this threshold will be paid to any executive in the foreseeable future.

     We intend to periodically review the potential consequences of Section 162(m) and may in the future structure the performance-based portion of our executive officer compensation to comply with certain exemptions provided in
Section 162(m).

     The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during 2000:

          MARK R. MULVOY                         STEPHEN R. PATCHIN

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as APPENDIX A. Each of the Audit Committee members satisfies the definition of independent director as established in the NASDAQ Stock Exchange Listing Standards.

     Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditor's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, which included the auditors' non-audit related tax work.

     The committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The committee held three meetings during the fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended the selection of the Company's independent auditors.

             PAUL F. BROWN, JR.                   ROBERT F. MACNALLY

In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in the Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, or the Securities Exchange Act of 1934.

                                PERFORMANCE GRAPH

     The following performance graph compares the performance of Adams Golf common stock to the Standard and Poor's Small Cap 600 index and an industry peer group, selected in good faith, for the period from July 10, 1998, the first day of trading for the Company's shares, through December 31, 2000. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at July 10, 1998 and that all dividends were reinvested. The Company has paid no dividends. Performance data is provided for the last trading day closest to year end for each 1998, 1999 and 2000.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
[GRAPH]

                                     JULY 10,        DECEMBER          DECEMBER         DECEMBER
COMPANY                                1998            1998              1999             2000
--------------------------------    -----------    --------------    -------------     ------------
 Adams Golf, Inc.                          $100               $26             $ 10             $  3
 S&P Small Cap 600                          100                93              105              117
 Peer Group (1)                             100                51               88               94

--------------

(1) Peer group consists of Callaway Golf Company, Aldila, Inc. and Coastcast
Corp.


The peer group included in the Company's 2000 Proxy Statement included TearDrop Golf Company, which declared bankruptcy and ceased trading in December 2000. A comparison of total return performance for the peer group disclosed above with the peer group previously presented would have shown no material difference in the total returns reported for 1998 and $86 versus $88 in total returns for the period ended December 1999.

                                     ITEM 2.
                  RATIFICATION OF KPMG AS INDEPENDENT AUDITORS

     Our Board of Directors, upon recommendation of the Audit Committee, has appointed KPMG as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2001 and to render other professional services as required.

     We are submitting the appointment of KPMG to stockholders to obtain your ratification. KPMG has served as our independent auditors since 1997. Representatives of KPMG will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.

     We recommend a vote FOR the ratification of KPMG as our independent auditors for the current fiscal year.

                   ANNUAL MEETING ADVANCE NOTICE REQUIREMENTS

          Our By-laws provide that stockholder proposals and director nominations by stockholders may be made in compliance with certain advance notice, informational and other applicable requirements. With respect to stockholder proposals (concerning matters other than the nomination of directors), the individual submitting the proposal must file a written notice with the secretary of Adams Golf at 2801 E. Plano Parkway, Plano, Texas 75074 setting forth certain information about the stockholder and all persons acting in concert with him or her, including the following information:

   - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting;

   -     the names and addresses of the supporting stockholders;

   - the class and number of shares of our stock that are beneficially owned by such persons; and

   -     any material interest of such persons in the matter presented.

The notice must be delivered to the secretary (1) at least 90 days before any scheduled meeting or (2) if less than 100 days notice or prior public disclosure of the meeting is given, by the close of business on the 10th day following the giving of notice or the date public disclosure was made, whichever is earlier.

         A stockholder may recommend a nominee to become a director of Adams Golf by giving the secretary (at the address set forth above) a written notice setting forth certain information, including:

         - the name, age, business and residence address of the person intended to be nominated;

         - a representation that the nominating stockholder is in fact a holder of record of Adams Golf common stock entitled to vote at the meeting and that he or she intends to be presentat the meeting to nominate the person specified;

         - a description of all arrangements between the nominating stockholder, the nominee and other persons concerning the nomination;

         - any other information about the nominee that must be disclosed in the proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934; and

         -        the nominee's written consent to serve, if elected.

         Such nominations must be made pursuant to the same advance notice requirements for stockholder proposals set forth in the preceding paragraph. Adams Golf's annual meetings are traditionally held on the first Wednesday of May of each year. Accordingly, our 2002 Annual Meeting of Stockholders is currently scheduled for May 1, 2002. Copies of our By-laws are available upon written request made to the secretary of Adams Golf at the above address. The requirements described above do not supersede the requirements or conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Adams Golf's proxy materials for a meeting of stockholders. The Chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-laws.

                                     ANNEX A

                                ADAMS GOLF, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.    Audit Committee Purpose.
     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         - Make recommendations to the full Board of Directors with respect to the Company's independent auditors:

         - Meet periodically with our independent auditors to review the general scope of audit coverage;

         - Monitor the Company's policies and procedures designed to avoid improper conflicts of interests;

         - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

         - Monitor the independence and performance of the Company's independent auditors; and

         - Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall at all times have direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. Audit Committee Composition and Meetings.

      The Audit Committee and its members shall meet the requirements of the rules of the National Association of Securities Dealers, Inc. and The Nasdaq Stock Market, Inc. On or prior to June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

      Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.    Audit Committee Responsibilities and Duties.

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with management, the independent auditors should consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review with financial management and the independent auditors the Company's quarterly and annual financial results prior to the release of earnings and/or prior to filing or distribution of the Company's financial statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see Item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

8. Review the independent auditors audit plan; discuss scope, staffing, locations, reliance upon management, and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

11. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

Internal Audit Department and Legal Compliance

12. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

13. Review the appointment, performance, and replacement of the senior internal audit executive.

14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

Date Adopted:  June 12, 2000

                                     [LOGO]
                             2801 East Plano Parkway
                               Plano, Texas 75074
                                 (972) 673-9000




            Directions to Adams Golf's Annual Meeting of Stockholders

FROM DFW AIRPORT: Proceed to North exit from terminal. After the tollbooth, stay left to enter Hwy. 121 North. Stay right on Hwy. 121 for a short distance to Hwy. 635 East exit. Follow Hwy. 635 eastward to Hwy. I-75 North. Keep far left on Hwy. 635 for the I-75 exit ramp. Follow I-75 north approximately six miles to the Plano Parkway exit. Turn right on Plano Parkway and follow approximately two miles through the Jupiter Road intersection. Adams Golf is located on the left (north) side of Plano Parkway.

FROM LOVE FIELD: Exit Love Field and turn left on Mockingbird Lane. Proceed to North Dallas Tollway, go left (north) to the Hwy. 635 exit. Follow Hwy. 635 eastward to Hwy. I-75 North. Keep far left on Hwy. 635 for the I-75 exit ramp. Follow I-75 north approximately six miles to the Plano Parkway exit. Turn right on Plano Parkway and follow approximately two miles through the Jupiter Road intersection. Adams Golf is located on the left (north) side of Plano Parkway.

Advertising Statement:
[Photograph of golf clubs]
GRAPHITE DISTANCE.
STEEL ACCURACY.
THE BEST OF BOTH
WORLDS IN EVERY SHOT.

Tight Lies-Registered Trademark- is the first and only complete line of clubs with the multi-material shaft advantage. Contact an Adams Golf retailer or pro today and experience the "best of both worlds" in every shot you take.

[LOGO]
STRAIGHTER IS BETTER


                             DETACH PROXY CARD HERE
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    /     /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of Directors     FOR all nominees / / WITHHOLD AUTHORITY to vote      / /   EXCEPTIONS / /
                             listed below         for all nominees listed below

Nominees: B.H. (Barney) Adams, Paul F. Brown, Jr. and Mark R. Mulvoy

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
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
2. Directors' Proposal - Ratify the     In their discretion, the proxies are
   appointment of KPMG LLP as the       authorized to vote upon such other
   Company's independent auditors       matters as may properly come before
   for 2001.                            the meeting or any adjournment thereof.

FOR / /  AGAINST / / ABSTAIN / /


                I have included comments, or  / /   I plan to attend the / /
                included a change of address.       Annual Meeting.

                        I do not wish to receive an Annual Report / / for this account, at this address.

                                    Please sign exactly as name or names
                                    appear on this proxy. When signing as
                                    attorney, executor, administrator,
                                    trustee, custodian, guardian or
                                    corporate officer, give full title. If
                                    more than one trustee, all should
                                    sign.

                                    Dated:                            , 2001
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                                    ----------------------------------------
                                           Signature of Stockholder

                                    ----------------------------------------

MARK, SIGN, DATE AND RETURN THE PROXY CARD      VOTES MUST BE INDICATED / /
PROMPTLY USING THE ENCLOSED ENVELOPE            ( ) IN BLACK OR BLUE INK.

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              PLEASE DETACH HERE
YOU MUST DETACH THIS PORTION OF THE PROXY CARD
BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE
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

                                ADAMS GOLF, INC.
                           PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADAMS GOLF, INC.
                    FOR THE ANNUAL MEETING ON MAY 2, 2001

   The undersigned appoints B.H. Adams, Oliver G. Brewer III and Russell L. Fleischer, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Adams Golf, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 2, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

Comments:
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If you have written in the above space, please mark the comments notification box on the reverse side.

(Continued and to be signed and dated on the reverse side).